Exhibit 4.15

INSTRUMENT FOR DOMICILE INSTITUTION PARTICIPATION IN PAYMENT ARRANGEMENT
This INSTRUMENT FOR DOMICILE INSTITUTION PARTICIPATION IN PAYMENT ARRANGEMENT is entered into on NOVEMBER 17, 2021, between
MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA., limited liability company, headquartered in the City of São Paulo, State of São Paulo, at Avenida das Nações Unidas, nº 14.171, 20o andar, Crystal Tower, enrolled with the Corporate Taxpayers’ Registry of the Ministry of Finance (“CNPJ/MF) under No. 05.577.343/0001-37 (“MASTERCARD BRASIL”), herein represented by its undersigned legal representatives; and
BANCOSEGURO S.A., enrolled with the CNPJ/MF under No. 10.264.663/0001-77, (“PARTICIPATING INSTITUTION”), as financial institution or payment institution performing activities at the domicile institution, pursuant to Brazilian Central Bank Circular No. 3.682 of November 4, 2013, herein represented by its undersigned legal representatives, MASTERCARD BRASIL and PARTICIPATING INSTITUTION, hereinafter jointly referred to as “Parties” and individually as “Party”.
WHEREAS
i)MASTERCARD BRASIL is an open payment arrangement settlor, with the Mastercard payment arrangements (“Payment Arrangement) duly authorized by the Brazilian Central Bank, pursuant to publication in the Federal Official Journal No. 89 of 05/12/2020 with rules set forth in the Mastercard Payment Arrangement Rules (“Rules”) and referenced by it;
ii)the PARTICIPATING INSTITUTION wishes to participate, as Domicile Institution of the payment arrangement settled by MASTERCARD BRASIL, undertaking to comply with the provisions in the Payment Arrangement, especially as to its Chapter XI, as well as with this Instrument of Participation.
THEREFORE, the Parties decided to enter into this INSTRUMENT FOR DOMICILE INSTITUTION PARTICIPATION IN PAYMENT ARRANGEMENT (“INSTRUMENT OF PARTICIPATION”), according to the following conditions:
1.The PARTICIPATING INSTITUTION represents that:
(i)it is a financial institution or payment institution with a deposit or payment account chosen by the recipient end user, for ordinary credit of the recipient end user’s receivables authorized within the Payment Arrangements;
(ii)it has broad and full knowledge on all the Brazilian laws and regulation in force governing the domicile institution activities under the payment arrangements;
(iii)it has full access, directly or through a settlement institution to the central settlement system of the Interbank Payment Chamber (“CIP”); and (ii) it is capable of complying with the terms for credit of Transactions’ funds to the recipient end user, pursuant to this Instrument of Participation and the Rules.
2.The PARTICIPATING INSTITUTION, after receiving the Rules, undertakes to read and comply with all of its terms, agreeing with all of its clauses and conditions, and undertaking to faithfully perform its duties and obligations as Domicile Institution, especially, but not limited to, the obligations provided in Chapter XI, Section IV, as provided in the Rules and the applicable Brazilian legislation and regulation.
3.The PARTICIPATING INSTITUTION agrees that it must perform the credit of the amounts due to the recipient end users from the Transactions performed within the Payment Arrangements, in the accounts indicated by them, at the date of the financial settlement at the Interbank Payment Chamber (CIP), within reasonable time to allow for the funds credited by the Institution to be available for use and/or transaction by the recipient end user at the same financial settlement date at CIP.

3.1.The non-compliance with the term provided herein shall subject the Institution to the payment of Non-Compliance Charges and other penalties provided in Chapter XIX of the Rules in the event of breach of rules applicable to the participants of the Payment Arrangements.
4.Subject to the provisions related to termination set forth in this Instrument of Participation and in the provisions of the Rules applicable to the Institution, this Instrument of Participation shall be in force indefinitely, becoming effective on the date hereof, unless:
(i)any of the parties notifies the other party in writing, at least ninety (90) days before, about its intent to terminate this Instrument of Participation, with no motive required; in said case, in the event there is any debit or non-compliance by the PARTICIPATING INSTITUTION, assessed by MASTERCARD BRASIL, the PARTICIPATING INSTITUTION must perform and remedy its obligations within thirty (30) days of said notice, before MASTERCARD BRASIL;
(ii)by mutual and prior agreement between the Parties, through the execution of a mutual rescission, pursuant to the law;
(iii)without prejudice to the provisions in Section 12.2 below, due to breach of any clauses or conditions of this Instrument of Participation or the Rules, which is not remedied within thirty (30) days from the submission of the notice by the non-breaching party to the breaching party in this regard, unless other procedure is not included in the Rules, except for the express cases of act of God or force majeure provided by law; and
(iv)without prejudice to the provisions in Section 12.2 below, if the PARTICIPATING INSTITUTION does not keep its diligence standards sufficient for the compliance with the Rules and other rules established by the Brazilian National Monetary Council, the Brazilian Central Bank and/or competent authority.
5.During the effectiveness of this Instrument of Participation, MASTERCARD BRASIL and the PARTICIPATING INSTITUTION must comply with all applicable laws, norms, regulation, instructions and requirements of international, federal, state, regional and local governmental authorities that are somehow related to the privacy, confidentiality or security of personal information.
6.The PARTICIPATING INSTITUTION agrees that MASTERCARD BRASIL may assign or sub-license this Term of Participation to any direct or indirect subsidiary or affiliate of Mastercard (provided that according to legislation and regulation in force).
The PARTICIPATING INSTITUTION must not sell, sub-license, assign or in any way transfer any of its rights provided herein, whether through sale, consolidation, merger, amalgamation, by force of law or in any other form, without the express written consent from MASTERCARD BRASIL. This Instrument of Participation shall have a binding effect upon the successors and assignees of the Institution.
7.The Parties agree that any indemnification due from one another shall be carried out exclusively and solely under Section V, Chapter XIII of the Rules, hereby representing that they are aware of its content.
8.The forbearance of any Party shall not result in waiver, forgiveness, novation or change to the clauses agreed herein, as well as the release from complying with the provisions herein or with the right of requiring the full enforcement of each obligation established herein in the future.
9.This Instrument of Participation constitutes the entire agreement between the PARTICIPATING INSTITUTION and MASTERCARD BRASIL with regard to the subject matter hereof, and supersedes any other prior agreements or representations, whether made orally or in writing.
10.No provision herein shall be construed in a way to bind the Parties in a relationship of partners, associates, consortium, borrowers, joint ventures or joint and several liability or subsidiary, thus as no Party shall have the right to provide guarantee nor to make representations on behalf of the other Party, undertaking or binding the other Party except as agreed herein.

11.If any provision included herein becomes null, illegal or unenforceable, the enforceability of the remaining provisions shall not be affected or hindered. The provision that was considered null, illegal or unenforceable shall be, as provided by law, replaced by another valid, legal and/or enforceable provision that will produce effects similar to the provision it is replacing.
12.The PARTICIPATING INSTITUTION shall attest to MASTERCARD BRASIL, on an annual basis, that all conditions and obligations attributed to the Domicile Institution provided in this Instrument of Participation and the Rules are being duly complied.
MASTERCARD BRASIL will have the right, at its own expenses and at any time during the effective term of this Instrument of Participation, to perform financial and operational audits at the PARTICIPATING INSTITUTION, with the sole purpose of assessing the compliance with this Instrument of Participation, and the Institution must provide support and cooperate with said audits.
12.1.MASTERCARD BRASIL may, based on the results of the audits provided in Section 12, require the remedial measures to ensure the compliance with the obligations of the PARTICIPATING INSTITUTION, as provided in this Instrument of Participation, in the Rules and/or by applicable law and regulation.
12.2.If the remedial measures are not implemented within the terms agreed between the parties, MASTERCARD BRASIL may, at its sole discretion, determine the temporary interruption of the PARTICIPATING INSTITUTION's activities, and if the non-compliance persists, MASTERCARD BRASIL may terminate this Instrument of Participation pursuant to Section 4(iii).
13.Except for changes resulted from modifications in the Payment Arrangement Rules, any change of the provisions agreed herein shall be previously notified to the PARTICIPATING INSTITUTION at least thirty (30) days before its implementation, by physical or electronic means.
14.The conditions of this Instrument of Participation shall be valid for the Parties’ successors.
15.All and any questions with regard to the interpretation, effectiveness and validity of this Instrument of Participation, as well as to the Parties’ rights and obligations, shall be solved within the Brazilian laws, without taking into consideration its provisions related to governing laws. The parties hereby elect the courts of the Judicial District of São Paulo, State of São Paulo, as the single court to settle any disputes, or to clarify any clauses or questions that may arise out of this Instrument of Participation and which are not amicably resolved, to the express waiver of any other, however privileged it may be.
16.In the event of any conflict between this Instrument of Participation and the provisions in the Rules, the provisions in the Rules shall prevail.
17.Capitalized terms herein that have not been defined in this instrument shall have their meaning set forth in the Rules.
18.The Parties agree that this Instrument of Participation may be electronically signed, pursuant to legislation in force, provided that all legal requirements for said signature are met, and the Parties represent, for all and any legal purposes, that they are aware and have agreed to electronically execute this Instrument of Participation using electronic signature.
The PARTICIPATING INSTITUTION represents to have fully read, understood and agreed with this Instrument of Participation and the Rules, and hereby confirms its acceptance and adherence to the Instrument of Participation and the Rules with the signatures below.
São Paulo, November 17, 2021

ARTUR GAULKE SCHUNCK
ARTUR GAULKE SCHUNCK (Nov 21, 2021 06:33 GMT-3)
BANCOSEGURO S.A.,
ARTUR GAULKE SCHUNCK
CFO

LEANDRO ROBERTO RODRIGUES
LEANDRO ROBERTO RODRIGUES (Nov 22, 2021 09:23 GMT-3)
BANCOSEGURO S.A.,
LEANDRO ROBERTO RODRIGUES
Treasury Director
This Instrument of Participation has been pre-approved by the Legal Department of Mastercard to be used without changes to its terms and conditions

Banco Seguro - Instrument of Participation - Domicile Institution

Final Audit Report 2021-11-22

Created:	11/17/2021
By:	Samuel Baldavira (samuel.baldavira@mastercard.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAAjIvlOFYVzGXRVelCve7DaHjiFPMWNTuz

"Banco Seguro - Instrument of Participation - Domicile Institution" History

Document created by Samuel Baldavira (samuel.baldavira@mastercard.com)
2021-11-17 - 5:24:12 PM GMT- IP address: 34.100.10.44

Document emailed to ARTUR GAULKE SCHUNCK (aschunck@pagseguro.com) for signature
11/17/2021 - 5:24:16 AM GMT

Email viewed by ARTUR GAULKE SCHUNCK (aschunck@pagseguro.com)
2021-11-17 - 8:06:12 PM GMT- IP address: 200.221.157.101

Email viewed by ARTUR GAULKE SCHUNCK (aschunck@pagseguro.com)
2021-11-19 - 10:04:41 AM GMT- IP address: 200.221.157.101

Email viewed by ARTUR GAULKE SCHUNCK (aschunck@pagseguro.com)
11/21/2021 - 9:32:21 AM GMT- IP address: 189.110.4.164

Document e-signed by ARTUR GAULKE SCHUNCK (aschunck@pagseguro.com)
Signature Date: 2021-11-21 - 9:33:39 AM GMT - Time Source: server- IP address: 189.110.4.164

Document emailed to LEANDRO ROBERTO RODRIGUES (lrrodrigues@pagseguro.com) for signature
2021-11-21 - 9:33:41 AM GMT

Email viewed by LEANDRO ROBERTO RODRIGUES (lrrodrigues@pagseguro.com)
11/22/2021 - 10:22:30 AM GMT

7Document e-signed by LEANDRO ROBERTO RODRIGUES (lrrodrigues@pagseguro.com)
Signature Date: 2021-11-22 - 12:23:25 PM GMT - Time Source: server

Agreement completed.
2021-11-22 - 12:23:25 PM GMT

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